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                                                                  EXHIBIT(10)(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of ML of New York Variable Annuity Separate Account A on Form N-4 of our reports on (i) ML Life Insurance Company of New York dated February 27, 2001, and (ii) ML of New York Variable Annuity Separate Account A dated February 16, 2001, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
September 7, 2001